EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION
DECLARES A $0.12/SHARE QUARTERLY DIVIDEND

     (Fort Smith, Arkansas, July 22, 2004) – The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of twelve cents ($0.12) per share to holders of record of its Common Stock $.01 par value (Nasdaq: ABFS) on August 5, 2004, payable on August 19, 2004.

     Arkansas Best Corporation, headquartered in Fort Smith, AR, is a diversified transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of LTL general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services, utilizing rail and over-the-road transportation.

     Contact: Mr. David E. Loeffler, Senior Vice President, Chief Financial Officer and Treasurer

Telephone: (479) 785-6157

     Mr. David Humphrey, Director of Investor Relations

Telephone: (479) 785-6200

END OF RELEASE